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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-2226 of Safeguard Health Enterprises, Inc. on Form S-8 of our report dated March 28, 1997, appearing in this Annual Report on Form 10-K of Safeguard Health Enterprises, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 28, 1997